STANDARD FORM OF LOFT LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 16th day of July in the year 2007, between

BENITA HOLDINGS, LLC, c/o Republic Investment Co., 630 First Avenue, New York, NY 10016

party of the first part, hereinafter referred to as OWNER, and Moving Images NY LLC, 227 East 45th Street, 6th floor, New York, NY 10017

party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire sixth (6th) floor (the "Demised Premises)

in the building known as 227 East 45th Street, New York, New York (the "Building") in the Borough of Manhattan, City of New York, for the term of nine (9) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of July, 2007 (the "Commencement Date"), and to end on the 30th day of June in the year 2016, both dates inclusive, at an annual rental rate of

as set forth in Article 41(b)(i) of the attached rider

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder, and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for *

provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the demised premises by Owner, at Tenant's expense.

Repairs: 4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from Tenant's conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any

*post-production and production in the making of audio recordings, films/movies, photography and digital art, videos and television programs, including ancillary office use and entertaining in connection with same

SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF

BP

property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.*

* Counsel for Tenant's insurance carrier is deemed approved.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder.

Rider to be added if necessary.

SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder fpr the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is" on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Space to be filled in or deleted.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given, or at such other address as Owner shall designate by written notice.

Water Charges: 29. If Tenant requires, uses or consumes water for any purpose ~~in addition to~~ including ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent, on the first day of each month, % ($) of the total meter charges as Tenant's portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers: 30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning: 31. As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF

Security: 32. Tenant has deposited with Owner the sum of $89,114.66 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions: 33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Directory Board Listing: 39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

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In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner: ....

BENITA HOLDINGS LLC

By: [signature] [L.S]

CORP. SEAL

Witness for Tenant ....

MOVING IMAGES NY LLC

By: Greystone & Co. Holdings LLC, Its Managing Member

By: Lisa Schwartz [signature], Vice President

CORP. SEAL

ACKNOWLEDGEMENT

STATE OF NEW YORK,

COUNTY OF New York SS.:

On the 12th day of July in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Lisa R. Schwartz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

[signature]

NOTARY PUBLIC

DAVID WITT
Notary Public - State of New York
NO. 01WI6064809
Qualified in New York County
My Commission Expires 10/1/09

SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises, any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

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ADDITIONAL CLAUSES attached to and forming a part of lease dated July 16, 2007 between Benita Holdings LLC, c/o Republic Investment Co., 630 First Avenue, Suite 1, New York, NY 10016, Landlord, and Moving Images NY LLC, 227 East 45th Street, 6th Floor, New York, New York 10017, Tenant.

41. BASIC PROVISIONS AND DEFINITIONS: This Article is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. The following terms, whenever used in this Lease, shall have the meanings set forth in this Article, and only such meanings unless expressly contradicted, limited or expanded elsewhere in this Lease.

All references to the term "legal fees"shall be construed to mean reasonable legal fees. Whenever this Lease grants Landlord the right to take action, exercise discretion or judgment, establish rules and regulations or other determinations (except in those cases where this Lease expressly provides that Landlord can take any of such actions in its sole, exclusive or absolute control, discretion or judgment), Landlord shall act reasonably.

(a) Landlord's predecessor in interest and Tenant's predecessor-in-interest, Moving Images Post Production, Inc. (the "Former Tenant"), previously entered into a lease dated July 13, 1999 for the Demised Premises, which lease was previously modified by an Amendment of Lease dated September 21, 2000, an Amendment of Lease dated May 2, 2002 and a Third Amendment to the 6th Floor Lease dated as of October 28, 2005 (the lease as modified shall be referred to herein as the "Former Lease"). Following a bankruptcy filing by Former Tenant, Tenant assumed the obligations of Former Tenant under the Former Lease. The parties hereto agree that the Former Lease shall be deemed null and void and of no further effect as of the Commencement Date and Tenant shall have no further obligations in connection therewith or in connection with any other leases at the Building, other than this Lease.

(b) RENTAL: The payment reserved under this Lease for the term hereof shall be and consist of the aggregate of:

(i) Minimum Rent, which shall be:

$534,688.00 per annum ($44,557.33 per month) from the Commencement Date through and including June 30, 2008;

$544,045.04 per annum ($45,337.09 per month) from July 1, 2008 through and including June 30, 2009;

$553,565.83 per annum ($46,130.49 per month) from July 1, 2009 through and including June 30, 2010;

$595,989.23 per annum ($49,665.77 per month) from July 1, 2010 through and including June 30, 2011;

$606,419.04 per annum ($50,534.92 per month) from July 1, 2011 through and including June 30, 2012;

$617,031.37 per annum ($51,419.28 per month) from July 1, 2012 through and including June 30, 2013;

$660,565.42 per annum ($55,047.12 per month) from July 1, 2013 through and including June 30, 2014;

$672,125.32 per annum ($56,010.44 per month) from July 1, 2014 through and including June 30, 2015; and

$683,887.51 per annum ($56,990.63 per month) from July 1, 2015 through

Please Initial: Landlord: PA
Tenant: [signature] Date: 7/12/7

and including June 30, 2016.

(ii) Additional Rent consisting of all such other sums of money shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as a default in payment of Minimum Rent).

(iii) If and so long as Tenant is not in default under any of the terms, covenants and conditions of this Lease beyond the expiration of any applicable notice and cure period, Tenant shall not be required to pay the Minimum Rent due under this Lease for the first three months following the Commencement Date, except that Tenant shall nevertheless be obligated, from and after the Commencement Date, to pay all Additional Rents hereunder and to pay for all utilities utilized in or furnished to the Demised Premises, to the extent that Tenant is responsible for the payment of such utilities pursuant to the terms of this Lease.

(c) BASE TAX shall mean $232,690.04.

(d) TENANT'S SHARE shall be 7.72%.

(e) BROKER shall mean: None.

(f) Intentionally deleted.

(g) SECURITY shall mean $89,114.66, subject to increase pursuant to Article 78 of this Lease.

(h) BUILDING shall mean 227 East 45th Street, New York, New York.

42. AS-IS POSSESSION: Tenant acknowledges that neither Landlord, nor any agent of Landlord, has made any representations or promises with regard to the Demised Premises for the term herein demised. The taking of possession of the Demised Premises by Tenant for the term herein demised shall be conclusive evidence as against Tenant that Tenant accepts the same "as-is" and that the Demised Premises were in good and satisfactory condition at the time such possession was taken, except as to latent defects. Landlord shall not be obligated to make any repairs, alterations, improvements or additions to the Demised Premises for Tenant's occupancy. Notwithstanding the foregoing to the contrary, Landlord agrees, within a reasonable time following the Commencement Date to paint the Demised Premises to the reasonable satisfaction of Tenant using a minimum of two coats. In the event that Tenant notifies Landlord of defects in Landlord's painting work within a reasonable time after completion of such work, Landlord, at its expense, will take all reasonable steps to remedy same. Tenant agrees to cooperate with Landlord, its agents, contractors, agents and/or licensees to allow Landlord to paint the Demised Premises as contemplated in the immediately preceding sentence.

43. USE: (A) Subject to and in accordance with the rules, regulations, laws, ordinances, statutory limitations and requirements of all governmental authorities and the fire insurance rating organization and board of fire underwriters and any similar bodies having jurisdiction thereof, Tenant covenants and agrees that it shall use the Demised Premises solely for the use as provided in Article 2, but for no other purpose, except Tenant may, as an ancillary use only, use the Demised Premises as a showroom and to host occasional parties.

(B) Tenant agrees that Landlord shall have the right to prohibit the use of the Demised Premises by Tenant for any method of operation, advertising or interior display which Landlord reasonably deems detrimental to the operation or reputation of the Building and upon notice from Landlord, Tenant shall forthwith refrain from or discontinue such activities.

Please Initial: Landlord: BO

Tenant: [signature]

Date: 07/12/?

F:\Users\DTaus\Nehmad\227 East 45 St\Moving Images NYC\lease 5.wpd

44. TENANT'S INSTALLATIONS: All work necessary or desirable to make the Demised Premises suitable for Tenant's use and occupancy shall be performed by Tenant at Tenant's own cost and expense and in a good and workmanlike manner (hereinafter called "Tenant's Work"). Tenant's Work shall be subject to the following conditions:

(A) Tenant shall comply with all of the laws, orders, rules and regulations of all governmental authorities, and of the fire insurance rating organization having jurisdiction thereof, and the local board of fire underwriters, or any similar body, and Tenant shall have procured and paid for, so far as the same may be required, all governmental permits and authorizations;

(B) Prior to commencing Tenant's Work, all plans and specifications therefor shall be submitted to Landlord for Landlord's prior written approval. If, in connection with determining whether or not to approve Tenant's plans and specifications, Landlord incurs architectural, engineering or other professional fees, Tenant shall pay such reasonable fees as additional rent within ten days of submission of such bills to Tenant;

(C) Prior to commencing Tenant's Work, Tenant shall at its own cost and expense deliver to Landlord an endorsement of Tenant's and Tenant's contractor's policy of comprehensive general liability insurance referred to in Article 52 of this Lease, covering the risk during the course of performance of Tenant's Work, together with proof of payment of such endorsement, which policy as endorsed shall protect Landlord and its managing agent in the same amounts against any claims or liability arising out of Tenant's Work, and Tenant or Tenant's contractors shall obtain workers' compensation insurance to cover all persons engaged in Tenant's Work and liability insurance covering Tenant's Work in the Demised Premises with limits of not less than $5,000,000 single limit for personal injury or death or personal property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires), and a certificate thereof shall be furnished to the Landlord before commencement of any work by any contractor, subcontractor, their agents, servants or employees. Tenant's contractor shall name Landlord, its managing agent and any other party as Landlord may reasonably request as additional insureds under said insurance policies;

(D) Prior to commencing Tenant's Work which in Landlord's reasonable judgment will cost more than $5,000.00 in the aggregate, Tenant, at its own cost and expense, shall deliver to Landlord a surety company performance bond and a labor and material and payment bond, issued by a surety company acceptable to Landlord, or other security satisfactory to Landlord, in an amount at least equal to Landlord's estimated cost of Tenant's Work, guaranteeing the performance thereof and payment therefor within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale and other charges, and in accordance with the plans and specifications approved by Landlord. The performance bond or other security shall not be returned to Tenant if Tenant is in default of any of the terms, covenants, conditions or provisions of this Lease, and shall not be returned until the occurrence of all of the following: (i) completion of all Tenant's Work in substantial compliance with the plans and specifications approved by Landlord and otherwise in accordance with the provisions of this Lease, and a certification is provided to Landlord from Tenant's architect or designer to that effect, (ii) Landlord is provided with proof in form reasonably satisfactory to Landlord of complete payment by Tenant of the cost and expense of such materials and laborers who performed any services or delivered any materials in connection with the work; and (iii) Landlord is provided with proof in form reasonably satisfactory to Landlord that all consents, approvals or signoffs to be obtained by Tenant under any legal requirements or as required by any governmental authority have been obtained;

(E) All of Tenant's Work shall be done in such a manner so as not to materially interfere with, delay, or impose any additional expense upon Landlord in the maintenance of the Building. In no event shall Landlord be required to consent to any

Please Initial: Landlord: ____

Tenant: ____ Date: 07/12/7

Tenant's Work which would physically affect any part of the Building outside of the Demised Premises or would, in Landlord's sole judgment, affect the proper functioning of any of the mechanical, electrical, sanitary or other systems of the Building;

(F) Notwithstanding anything herein contained to the contrary, Tenant shall make all repairs to the Demised Premises necessitated by Tenant's Work permitted hereunder, and shall keep and maintain in good order and condition all of the installations in connection with Tenant's Work;

(G) Prior to commencing Tenant's Work, Tenant shall deliver to Landlord the names and addresses of Tenant's general contractor, subcontractors, material supplier and laborers, and the breakdown of the aggregate total cost of Tenant's Work. Tenant, at its sole cost and expense, shall procure written waivers of the right to file mechanic's liens executed by contractors, subcontractors, material suppliers and laborers simultaneously with payment for the labor performed or materials furnished has been made to each contractor, subcontractor, material supplier or laborer. Tenant shall also procure written releases of lien executed by contractors, subcontractors, material suppliers and laborers simultaneously upon payment in full for the labor performed or materials furnished by such contractor, subcontractor, material supplier or laborer. Any failure or refusal on the part of Tenant to comply with the foregoing shall be deemed a default under this Lease;

(H) During the progress of the work to be done by the Tenant hereunder, said work shall be subject to inspection by representatives of the Landlord who shall be permitted access and the opportunity to inspect at all reasonable times.

(I) Landlord shall not be responsible for any structural defect, latent or otherwise, in the Demised Premises or change of conditions elsewhere in the Building or in the Demised Premises, resulting from or arising out of alteration, installation, addition or improvement in or to the Demised Premises by or for Tenant, or for any damage to the Building or the Demised Premises or to any person or goods or things contained or placed thereon, therein or in the vicinity thereof.

(J) All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the Building.

45.1 ELECTRICITY: A. Electricity to the Demised Premises will be furnished on a submetered basis and Tenant covenants and agrees to purchase the same from Landlord or, at Landlord's option, from Ross Network, Inc., or any assignee of Ross Network, Inc., of its interest in its lease for space in the Building ("Ross") at charges, terms and rates specified in the current service classification then in effect pursuant to which Landlord or Ross then purchased electric current from the public utility corporation servicing the Building (provided, however, that such service classification shall not be lower than the service classification in effect on the date of execution of this Lease) plus ten percent (10%). If not already present in the Demised Premises, Landlord shall install a submeter(s) to measure consumption of electricity within the Demised Premises and Tenant shall pay to Landlord, as additional rent within twenty days after a written request by Landlord for same, the cost for the submeter(s) and the installation of the submeter(s). Tenant shall pay to Landlord, or Landlord's election, Tenant shall pay to Ross, as additional rent within twenty days after a written request by Landlord or Ross for consumption of electricity within the Demised Premises. Where more than one submeter measures the service of Tenant in the Building, the service rendered through each submeter may be computed and billed separately in accordance with the provisions hereof. Bills therefore shall be rendered at such times as Landlord or Ross, as the case may be, may elect and the amount as computed from such submeter(s), shall be deemed to be, and be paid as, additional rent. In the event such bills are not paid within twenty (20) days after the same are rendered, Landlord or Ross, as the case may be, may, if such amounts are not paid within ten (10) days after receipt of written notice that such payment is overdue,

discontinue the service of electric current to the Demised Premises without releasing Tenant from any liability under this Lease and without Landlord, Ross or either of their agents or any third party incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service provided, however, that in the event that such electric service shall be discontinued to the Demised Premises pursuant to the preceding provisions of this sentence and Tenant shall pay to Landlord or Ross, as the case may be, such delinquent amounts together with interest thereof at the rate provided for in this Lease, then Landlord or Ross, as the case may be, shall resume providing such electrical service to the Demised Premises.

B. Tenant's use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. Tenant shall not make or perform or permit the making of, any alterations to wiring, installations or other electrical facilities in or serving the Demised Premises without the prior consent of the Landlord in each instance. Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

C. Unless the same shall arise due to the gross negligence or willful act or omission of Landlord in default of any of the terms and conditions of this Lease, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement act or omission of the public utility company servicing the Building with electricity or for any other reason whatsoever.

D. Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon one hundred and twenty (120) days' written notice to Tenant and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load, Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service.

E. If any tax (other than a Federal, State or City Income Tax) is imposed upon Ross's receipt from the sale or resale of electricity to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that where permitted by law, Tenant's pro rata share of such taxes shall be passed on to and included in the bill of and paid by Tenant to Ross.

45.2 WATER: Landlord shall, if necessary and at Landlord's sole cost and expense, readjust or repair the existing water submeter(s) so that same accurately measure consumption of water in the Demised Premises. Following Landlord's initial readjustment/repair of the water meter, if necessary, and thereafter throughout the duration of Tenant's occupancy, Landlord shall keep said submeters in good working order and repair at Tenant's sole cost and expense. Tenant agrees to pay Landlord, as additional rent, (i) Landlord's cost for the water consumed within the Demised Premises, as shown on said submeters, and (ii) Landlord's reasonable and customary cost for reading such submeter(s). When more than one submeter measures the water service to the Demised Premises, the service rendered through each submeter shall be separately computed and billed in accordance with the charges, taxes, terms and rates stated herein. Bills may be rendered monthly or at such times as Landlord may elect and shall be paid within thirty (30) days of

the date such bills are rendered. Without limiting the foregoing, Tenant shall, at its sole cost and expense, install all equipment necessary to heat the water and pay all costs associated with heating the water.

46. TAX ESCALATION: (A) As used in this Lease:

(i) "Taxes" shall mean the real estate taxes and assessments and special assessments imposed upon the Building and/or the land on which the Building is situated by any governmental bodies or authorities (the "Land"). If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of, or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed and imposed (a) a tax, assessment, levy or otherwise on the rents received therefrom, or (b) a license fee measured by the rent payable by Tenant to Landlord, or (c) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purpose hereof.

(ii) "Tax Year" shall mean the fiscal year commencing on July 1 and ending on June 30 (or such other period as hereafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

(B) (i) If the Taxes for any Tax Year shall be more than the Base Tax, Tenant shall pay as Additional Rent for such Tax Year an amount equal to Tenant's Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (the amount payable by Tenant is hereinafter called the "Tax Payment"). The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this Lease. The Tax Payment shall be payable by Tenant within thirty (30) days after receipt of a demand from Landlord therefor. In addition to and supplementing the foregoing, Landlord may estimate the amount of the Tax Payment that will be due from Tenant to Landlord and notify Tenant of the amount so estimated. Thereupon, Tenant shall pay the amount so estimated to Landlord, in equal monthly installments, in advance, on the first day of each calendar month during the applicable Tax Year. Within sixty (60) days after the end of each Tax Year, Landlord shall deliver a copy to Tenant of all tax bills for such Tax Year, together with a statement showing the amount of Tenant's Tax Payment. If the amount of such monthly payments paid by Tenant exceeds the actual amount due, the overpayment shall be credited on Tenant's next succeeding payment or, during the last year of the term, Landlord will refund such excess to Tenant within thirty (30) days following the expiration of the term, if Tenant is not in default hereunder. If the amount of such monthly payments paid by Tenant shall be less than the actual amount due, then Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within thirty (30) days after demand from Landlord.

(ii) In the event the Base Tax is reduced as a result of an appropriate proceeding, Landlord shall have the right to adjust the amount of Tax Payment due from Tenant for any Tax Year in which Tenant is or was obligated to pay a Tax Payment hereunder, and Tenant agrees to pay the amount of said adjustment on the next rental installment day immediately following receipt of a rent statement from Landlord setting forth the amount of said adjustment.

(C) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and the Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid its share of increases, Landlord shall after deducting its expenses, including attorneys' fees and disbursements in connection therewith, return

Please Initial: Landlord: ________

Tenant: ________ Date: 07/12/7

I:\Users\DTaus\Nehmad\227 East 45 St\Moving Images NYC\lease 5.wpd

Tenant's Share of such rebate to Tenant.

(D) With respect to any period at the expiration of the term of this Lease that shall constitute a partial Tax Year, Landlord's statement shall apportion the amount of the Additional Rent due hereunder. The obligation of Tenant in respect to such Additional Rent applicable for the last year of the term of this Lease or part thereof shall survive the expiration of the term of this Lease.

(E) Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax-exempt status or for any other reason whatsoever.

(F) The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord, and such benefits shall not be subtracted from the Taxes payable for any comparative year.

(G) The statements of the Taxes to be furnished by Landlord as provided above shall constitute a final determination as between Landlord and Tenant of the Taxes for the periods represented thereby, unless Tenant within one hundred and twenty (120) days after they are furnished shall in writing challenge their accuracy or their appropriateness. If Tenant shall dispute said statements, then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

47. Intentionally Omitted.

48. (A) LIMITATION OF RENT: In the event the Minimum Rent or any additional rents or any part thereof provided to be paid by Tenant under the provisions of this Lease during the term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public office or body pursuant to law, or the orders, rules, code or regulations of any organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than sixty (60) days' written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date set forth in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right so to terminate this Lease if Tenant within such period of sixty (60) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

(B) CONDITIONAL LIMITATION: If Tenant shall default in the payment of Minimum Rent reserved herein, or any item of Additional Rent herein mentioned, or any part of either, during any two months, whether or not consecutive, in any twelve (12) month period, and such default continued for more than five (5) days after written notice of such default by Landlord to Tenant, then, any further default in the payment of any money due Landlord hereunder which shall continue for more than five (5) days after Landlord shall give a written notice of such default shall be deemed to be deliberate and Landlord may thereafter serve a written three (3) day's notice of cancellation of this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

Please Initial: Landlord: ______

Tenant: ______

Date: ______

49. NON-WAIVER AND SURVIVAL OF ADDITIONAL RENT OBLIGATIONS: Landlord's failure during the lease term to prepare and deliver any of the bills, statements, notices or bills set forth in this Lease or Landlord's failure to make a demand shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent which may have become due during the term of this Lease. Tenant's liability for the amounts due under this Lease shall survive the expiration of the lease term.

50. ADDENDUM TO ARTICLE 6 (COMPLIANCE WITH LAWS): Supplementing the provisions of Article 6 hereof, Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Demised Premises or the use or occupation thereof. Tenant shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises and which arises from Tenant's particular use or manner of use of the Demised Premises (in which event Tenant shall effect such compliance at its sole cost and expense) or the Building (in which event, notwithstanding anything herein to the contrary, Landlord shall effect such compliance but Tenant shall promptly pay to Landlord Tenant's Share of the cost thereof).

51. WAIVER OF SUBROGATION: Each party hereby releases the other party (which term as used in this Article includes the employees, agents, officers and directors of the other party) from all liability, whether for negligence or otherwise, in connection with loss covered by any fire and/or extended coverage insurance policies, which the releasor carries with respect to the Demised Premises, or any interest or property therein or thereon (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collected under said fire and/or extended coverage insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies, or prejudice any right of the releasor to recover thereunder. Each party agrees that its insurance policies aforesaid will include such a provision so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the party for whose benefit the clause or endorsement is obtained shall pay such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other of the extra cost, and the other party at its election may pay the same, but shall not be obligated to do so.

52. INDEMNITY-LIABILITY INSURANCE: (A) Tenant covenants and agrees to indemnify and save Landlord, its managing agent and its principals, disclosed or undisclosed, harmless from and against any and all claims, losses, damages or expenses (including reasonable attorneys' fees and disbursements) or other liability arising out of or in connection with (i) the construction, possession, use, occupancy, management, repair, maintenance or control of the Demised Premises or any part thereof or any other part of the Building used exclusively by Tenant, or (ii) any act, negligence or omission of Tenant or Tenant's agents, employees, contractors, concessionaires, licensees, invitees, subtenants or assignees, or (iii) any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant, or (iv) any injury to person or property or loss of life sustained in or about the Demised Premises or any part thereof, except and to the extent that same result from the gross negligence or willful misconduct or omission of Landlord or its managing agent, principals, employees, agents or representatives. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against, and Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be made or entered against, Landlord, its managing agent, its principals, disclosed or undisclosed, with respect to, or in connection with, any of the foregoing. The comprehensive general liability coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth in this Article and/or as

Please Initial: Landlord: ____

Tenant: ____

Date: 07/12/[illegible]

provided in this Lease.

(B) Tenant covenants to provide on or before the Commencement Date of the term hereof and to keep in force during the term hereof for the benefit of Landlord, its managing agent and Tenant a comprehensive policy of liability insurance protecting Landlord, its managing agent and Tenant (and any other parties as Landlord shall designate to be added as insured parties) against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies licensed to do business in the State of New York and reasonably satisfactory to Landlord, and shall provide coverage on an occurrence basis and not a claims made basis. The policy shall be a comprehensive General Liability type and extended to include personal injury liability and fire legal liability with the amounts of liability thereunder not less than $5,000,000 single limit for personal injury or death or personal property damage. In addition, Tenant will, at Tenant's expense, maintain (i) workers' compensation insurance within statutory limits covering all persons employed, directly or indirectly, in connection with any of Tenant's Work or any repair or alteration authorized by this Lease or consented to by Landlord, and all employees and agents of Tenant with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant; (ii) fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement of all fixtures and decorations and improvements in the Demised Premises; and (iii) rent insurance covering those risks referred to in (ii) above in an amount equal to all Minimum Rent and Additional Rent payable under this Lease for a period of twelve (12) months commencing with the date of loss. Prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate or original of the aforesaid policy or a certificate evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be canceled or modified except upon thirty (30) days' written notice to Landlord, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default. The minimum limits of insurance described above shall be subject to increase at any time, and from time to time, if Landlord shall reasonably deem same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of compliance with such demand.

53. TENANT'S CERTIFICATE: Tenant shall, without charge at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgage or purchaser, or any proposed mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord:

(A) that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

(B) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same);

(C) the dates, if any, to which the rental and other charges hereunder have been paid in advance;

(D) whether the term of this Lease has commenced and rent become payable thereunder; and whether Tenant has accepted possession of the Demised Premises; and whether Landlord has substantially completed any required work thereunder;

(E) whether or not Tenant has made any claim against Landlord under this Lease and if so the nature thereof and the dollar amount, if any, of such claim; and

(F) any other information as may be reasonably requested.

In addition to the foregoing, if needed by Landlord in connection with any financing for the Building, Tenant shall, without charge at any time and from time to time, within fifteen (15) days after request by Landlord deliver to Landlord a reasonably detailed financial statement in the form used by Tenant in the regular conduct of its business, sworn to by an executive officer or principal or partner of Tenant.

54. EXCULPATORY CLAUSE: If Landlord shall be an individual, joint venture, tenancy-in-common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities, or a corporation, Tenant shall look only to such Landlord's estate and property in the Building and, where expressly so provided in this Lease, to offset against the rents payable under this Lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any of the principals of Landlord, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

55. BROKER: Tenant and Landlord covenant, warrant and represent that there was no broker instrumental in consummating this Lease and no conversations or negotiations were had with any broker concerning the renting of the Demised Premises to Tenant, except for James Gross. Tenant agrees to indemnify, defend and hold and save Landlord harmless against any and all liability from any claims of any broker, including James Gross, who claims to have dealt with Tenant (including, without limitation, the cost of counsel fees in connection with the defense of any such claims) in connection with the renting of the Demised Premises. Landlord agrees to indemnify, defend and hold and save Tenant harmless against any and all liability from any claims of any broker, other than James Gross, who claims to have dealt with Landlord (including, without limitation, the cost of counsel fees in connection with the defense of any such claims) in connection with the renting of the Demised Premises. Tenant agrees that it shall pay any commission owed to James Gross pursuant to a separate agreement. Based upon such representation, Landlord has agreed to enter into this leasing agreement with Tenant.

56. CONFLICT OF TERMS: In the event any term, covenant, condition or agreement contained in this rider to the Lease shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this Lease, then the parties agree that the rider provision shall prevail.

57. TENANT'S REMEDIES: With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

58. TENANT'S OPERATING OBLIGATIONS: Tenant covenants and agrees that during the term of this Lease:

(A) If any governmental license or permit shall be required for the proper

Please Initial: Landlord: ______

Tenant: ______

Date: 09/12/17

and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

(B) Tenant shall maintain any sanitary lines in the Demised Premises and shall not misuse plumbing facilities. Tenant shall not permit any food, waste, or other foreign substances to be thrown or drawn into the pipes. Tenant shall maintain the plumbing that it installs in good order, repair and condition, and repair any damage resulting from any violation of this Paragraph. Tenant shall make any repairs to the other plumbing in the Building, if damage results from Tenant's improper use of such plumbing.

(C) Tenant will keep the Demised Premises free of vermin throughout the term of this Lease.

(D) Tenant shall install chemical extinguishing devices approved by the Fire Insurance Rating Organization and shall keep such devices under service as required by such organization. If gas is used in the Demised Premises, Tenant shall install gas cutoff devices (manual and automatic).

(E) Tenant will not encumber or obstruct or permit to be encumbered or obstructed any hallway, service elevator, stairway or passageway in the Building.

(F) Tenant covenants and agrees that throughout the term, it shall not suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Demised Premises, or any machine or other installation therein, or otherwise suffer, allow or permit any such obnoxious vibration, noise, odor or other undesirable effect to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of Landlord, or other tenants, occupants, customers, agents, or invitees or any others lawfully in or upon the Building and upon Landlord's notice, Tenant shall within five (5) days thereof remove or control the same, and if any such condition is not so remedied, then Landlord may, at its discretion, either: (i) cure such condition and add any cost and expense incurred by Landlord therefor to the next installment of rent due under this Lease, and Tenant shall then pay said amount, as Additional Rent hereunder; or (ii) treat such failure on the part of Tenant to remedy such condition as a material default of this Lease on the part of Tenant hereunder, entitling Landlord to any of its remedies pursuant to the terms of this Lease.

(G) Tenant shall not subject any fixtures or equipment in or on the Demised Premises that are affixed to the realty, to any mortgage, liens, conditions, sales agreements, security interests or encumbrances.

(H) Tenant shall not perform any act or carry on any practice that may damage, mar or deface the Demised Premises or any other part of the Building.

(I) Tenant shall not permit window cleaning or other exterior maintenance and janitorial services in and for the demised premises to be performed except by such person(s) as shall be approved by Landlord, and except during reasonable hours designated for such purposes by Landlord.

(J) Tenant shall not install, operate or maintain in the Demised Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation, as determined by Landlord, in light of the overall system and requirements therefor in the Building, or which does not bear underwriters' approval.

(K) Tenant shall not use or occupy the Demised Premises for any purpose calculated to injure the reputation of the Demised Premises, and/or the Building or of the neighborhood in which the same are located or to, presently or in the future, impair the value of the Demised Premises and/or the Building.

(L) Except as otherwise expressly provided in this Lease, Tenant shall not permit any business to be operated in or from the Demised Premises by any concessionaire or licensee without the prior written consent of Landlord in each instance.

59. LABOR REGULATIONS: Tenant covenants and agrees that prior to and throughout the demised term, it shall not take any action which would violate Landlord's union contract, if any, affecting the Building, nor create any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant in the Building or with the rights and privileges of any person(s) lawfully in the Building, nor cause any impairment or reduction of the good name of the Building. Any default by Tenant under this Article which has not been cured within 24 hours after receipt of notice of same from Landlord shall be deemed a material default entitling Landlord to exercise any or all of the remedies as provided in this Lease subject to the notice provisions provided in Article 17 hereof.

60. CONTROL OF TENANT: Supplementing Article 11 of this Lease, Landlord and Tenant agree that if Tenant is ever a corporation, partnership, limited liability company or other business entity, the provisions of this Lease limiting or prohibiting the assignment of this Lease or subletting of the Demised Premises pursuant thereto shall be deemed to have been violated by any transfer, by operation of law or otherwise, of any stock, partnership interests, membership interests or other ownership interests of Tenant, as the case may be, unless Control (as such term is hereinafter defined) of Tenant remains unchanged. The issuance of shares of stock to other than the existing shareholders shall be deemed to be a transfer of such stock for the purposes of this Paragraph, unless Control of Tenant remains unchanged. The conversion of Tenant or a subtenant to a limited liability company or a limited liability partnership shall be deemed an assignment of this Lease or of any sublease, unless Control of Tenant remains unchanged. At any time and from time to time, within five (5) days after written request by Landlord, Tenant shall furnish to Landlord, a written statement certified by an attorney or an independent certified public accountant or an affidavit sworn to by the chief executive officer or a general partner of Tenant, setting forth the identity of every holder of an interest, the type and character of each such interest (e.g. number of shares of common stock, general partnership interest, etc.) and the percentage of ownership of each such holder. Tenant hereby warrants and represents that as of the execution of this Lease, Tenant is a Delaware limited liability company, the ownership interest of which are owned in the following percentages by the following individuals/entities: Greystone & Co. Holding LLC-80%, Adam Reich-10% and Jonathan Reich-10%. For the purposes hereof "Control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation, and not less than fifty percent (50%) of all of the legal and equitable interest in any other business entity, and the possession of the power, directly or indirectly, to direct or cause the direction of management and policy of a corporation or other business entity.

61. ADDENDUM TO ARTICLE 22 (END OF TERM): If Tenant shall default in surrendering the Demised Premises upon the expiration or termination of the term, Tenant's occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month to month or from year to year, and it shall be subject to all the terms, covenants and conditions of this Lease applicable thereto, except the Minimum Rent shall be twice the amount payable in the last year of the term, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over. In the event Landlord shall commence proceedings to dispossess Tenant by reason of Tenant's default, Tenant shall pay, in addition to costs and disbursements, minimum legal fees of $500.00 for each proceeding as Additional Rent hereunder.

Please Initial: Landlord: ______

Tenant: ______

Date: 07/...

62. ADDENDUM TO ARTICLE 18 (LANDLORD'S REMEDIES): Should Tenant fail to pay within five (5) days after same becomes due any installment of Minimum Rent, Additional Rent, or any other sum payable to Landlord under the terms of this Lease, then interest shall accrue from and after the date on which any such sum shall be due and payable, and such interest, together with a late charge of five cents for each dollar overdue to cover the extra expense involved in handling such delinquency shall be paid by Tenant to Landlord at the time of payment of the delinquent sum. If Tenant shall issue a check to Landlord which is returnable unpaid for any reason, Tenant shall pay Landlord an additional charge of $100.00 for Landlord's expenses in connection therewith. If Tenant shall be late by more than five days in making any payment due under this Lease more than three (3) times in any twelve (12) month period, Landlord shall be entitled to demand from Tenant and Tenant agrees to tender to Landlord additional security in the amount of one month's current Minimum Rent to be held in accordance with the terms of Article 32 hereof.

63. INTEREST: Whenever this Lease refers to "interest" (except in relation to Tenant's security deposit), same shall be computed at a rate equal to the "Prime Rate" (as hereinafter defined) plus three (3%) percent except where otherwise in this Lease a different rate is specifically set forth. If, however, payment of interest at any such rate by Tenant (or by the tenant then in possession having succeeded to Tenant's interest in accordance with the terms of this Lease) should be unlawful, i.e., violative of the usury statutes or otherwise, then "interest" shall, as against such party, be computed at the maximum lawful rate payable by such party. "Prime Rate" shall mean the rate being reported at the time in question by The Wall Street Journal.

64. AIR CONDITIONING. Tenant shall be permitted to use the air conditioning system (the "AC System") currently serving the Demised Premises or any additional equipment installed by Tenant pursuant to the terms of this Lease, however, same shall be accepted in its as is condition. Tenant acknowledges that at all times, title to the portions of the AC System that service the Demised Premises as of the execution of this Lease shall remain with Landlord and Landlord acknowledges that at the expiration of this Lease (provided this Lease is not terminated as a result of a default by Tenant), Tenant may take any portions of the AC System installed by Tenant provided that Tenant repairs any damage caused by such removal. Tenant acknowledges and agrees that Landlord shall not be responsible for installing, repairing and/or maintaining the AC System or for the cost of any utilities needed to operate same, which responsibility shall be exclusively Tenant's. Tenant further acknowledges that portions of conduits and lines from the AC System run through the ground floor retail space of the Building. Tenant shall, at its sole cost and expense, in accordance with all applicable laws and the terms of this Lease and subject to Landlord's review and approval, within thirty (30) days of the full execution of this Lease, reroute all the conduits and lines referenced in the immediately preceding sentence to locations selected by Landlord so that such conduits and lines do not run through the ground floor retail space of the Building.

65. ENTIRE AGREEMENT: No earlier statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by writing subscribed by all of the parties hereto.

66. SAVINGS PROVISION: If any provision of this Lease or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

67. LEASE NOT BINDING UNLESS EXECUTED: Submission by Landlord of the within Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

Please Initial: Landlord: ______

Tenant: ______

Date: [illegible]

68. MECHANIC'S LIENS: (A) Notwithstanding anything to the contrary contained in this Lease, Tenant, its successors and assigns, warrant and guarantee to Landlord, its successors and assigns, that if any mechanic's lien shall be filed against the Building of which the Demised Premises forms a part, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (i) the same shall be discharged by Tenant, by either payment, by bond or otherwise, at the sole cost and expense of Tenant, within fifteen (15) days of the giving of notice thereof by Landlord, (ii) either a release or a satisfaction of lien, as the case may be, shall be filed with the County Clerk of the county in which the Building is situate within such fifteen (15) day period, and (iii) a copy of such release or satisfaction, as the case may be, certified to by such County Clerk shall be delivered to Landlord within three (3) days after such filing.

(B) In the event such mechanic's lien is not discharged timely, as aforesaid, Landlord may discharge same for the account of and at the expense of Tenant by payment, bonding or otherwise, without investigation as to the validity thereof or of any offsets or defenses thereto, and Tenant shall promptly reimburse Landlord, as Additional Rent, for all costs, disbursements, fees and expenses, including, without limitation, legal fees, incurred in connection with so discharging said mechanic's lien, together with interest thereon from the time or times of payment until reimbursement by Tenant.

(C) In the event such mechanic's lien is not discharged timely, as aforesaid, Landlord, in addition to all other rights granted to Landlord in this Lease and without limitation, may institute a dispossess summary proceeding based upon such failure to discharge any such lien. In the event Tenant fails to deliver to Landlord the certified copy of the release or satisfaction required hereunder within the time period provided for the delivery thereof to Landlord, Landlord shall have the right to assume that such mechanic's lien has not been discharged and Landlord shall have all of the rights and remedies provided for herein based upon Tenant's failure to discharge any such lien.

(D) It is further expressly understood and agreed between the parties hereto that Landlord may expend all or a portion of the security deposit made by Tenant hereunder toward discharging any such mechanic's lien and the cost, expenses, fees and disbursements, including, without limitation, legal fees, in connection therewith. Upon notification by Landlord of the application of all or a portion of the security deposited by Tenant, Tenant shall, within five (5) days after receipt of said notice, restore the security deposit to such amount held by Landlord prior to Landlord's application thereof. Tenant's failure to do so within said five (5) day period shall constitute a material default under this Lease.

(E) Tenant, at its sole cost and expense, shall procure written waivers of the right to file mechanic's liens executed by contractors, subcontractors, material suppliers and laborers simultaneously with payment for the labor performed or materials furnished has been made to each contractor, subcontractor, material supplier or laborer. Tenant shall also procure written releases of lien executed by contractors, subcontractors, material suppliers and laborers simultaneously upon payment in full for the labor performed or materials furnished by such contractor, material supplier or laborer. Any failure or refusal on the part of Tenant to comply with the foregoing shall be deemed a default under this Lease.

69. LANDLORD'S CONSENT: If Tenant requests Landlord's consent or approval to alterations, assignment, subletting or any other matter or thing requiring Landlord's consent or approval under this Lease, and if in connection with such request Landlord seeks the advice of its attorneys, architect and/or engineer, then Landlord, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Landlord in connection with such request) that Tenant pay the fee of Landlord's attorneys, architect and/or engineer in connection with the consideration of such request and/or the preparation of any documents pertaining thereto.

70. ENTRANCE DOORS: Tenant shall, throughout the term of this Lease, maintain,

repair, service and replace when necessary, all doors leading into and out of the Demised Premises and all hardware appurtenant thereto, including, but not limited to, locks, hinges, silencers, door stops, door jams, door closets, latchsets, flashbulbs, door frames, thresholds and door knobs. Landlord shall have no liability or obligation whatsoever regarding the maintenance, repair, service and replacement of the foregoing.

71. FINANCING REQUIREMENTS: If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, a banking, insurance or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay or defer its consent thereto; provided, however, that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Building) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or subject to the provisions of this Lease for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created.

72. Tenant hereby waives the right to interpose any offset or counterclaim in any action or proceeding brought by the Landlord against the Tenant, or to enjoin any such action or proceeding brought by the Landlord against the Tenant and the Tenant further waives the right to consolidate with, or try together in any such action or proceeding so instituted by the Landlord, any action or proceeding then pending or thereafter instituted by the Tenant against the Landlord.

73. PERMITS AND FEES:

(A) Tenant covenants and agrees that, upon request of Landlord, it shall, within ten (10) days from the date of the request, furnish Landlord with an up-to-date copy of any permit or license required by any authority having jurisdiction therein for Tenant to conduct business at the Demised Premises.

(B) In addition, Tenant further covenants and agrees that, upon request of Landlord, it shall, within ten (10) days from the date of the request, furnish Landlord with a copy of the canceled check, paid bill or any other evidence which supports payment of current tax, assessment or fee, for personal property, fees or other imposition which is imposed upon Tenant, other than the Real Estate Tax.

(C) In the event Tenant fails to submit to Landlord, within ten (10) days after a written request for same, the items called for under either subparagraphs (A) or (B) above, such failure shall be a default under the terms of this Lease.

74. FORCE MAJEURE: Landlord shall not be deemed in default in the performance of any obligation or undertaking provided herein in the event and/or so long as the performance of any such obligation is prevented or delayed, retarded or hindered by act of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, action of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities, act or failure to act of Tenant which causes Landlord to be delayed in the performance of any such obligation or undertaking, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord.

75. ATTORNMENT: At the option of Landlord or any successor landlord or holder of any mortgage affecting the demised premises, Tenant agrees that neither the cancellation nor

Please Initial: Landlord: ______

Tenant: ______

Date: ______

termination of any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage affecting the demised premises, nor the institution of any suit, action, summary or other proceeding against Landlord or any successor landlord, or any foreclosure proceedings brought by the holder of any such mortgage to recover possession of the demised premises, shall by operation of law or otherwise result in the cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of Landlord, successor landlord or mortgagee, Tenant covenants and agrees to attorn to the Landlord or to any successor to the Landlord's interest in the demised premises, or to the mortgagee or to the purchaser of the mortgaged premises in foreclosure.

76. SORTING AND SEPARATION OF REFUSE AND TRASH:

A. Notwithstanding anything contained in this Lease to the contrary, Tenant agrees that it shall, at its sole cost and expense, bring all garbage and refuse to a location(s) in the Building selected by Landlord (the "Garbage Location"), which location may be changed by Landlord from time to time. All garbage and refuse shall be in air tight bags or container and shall be brought to the Garbage Location in a manner reasonably approved by Landlord. Once Tenant's garbage and refuse is brought to the Garbage Location, Landlord shall, at its sole cost and expense, remove same from the Building.

B. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may at Landlord's option, be removed from the Demised Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash which is not separated and sorted as required by law and to require Tenant to arrange for such collection, at Tenant's sole cost and expense utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this article, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Landlord.

77. ASSIGNMENT, SUBLETTING, MORTGAGING. A. Tenant will not, by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises or any part thereof to be used by others without obtaining the prior written consent of Landlord in each instance. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting nor shall any such consent by Landlord serve to relieve or release Tenant from its obligations to fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

B. Upon obtaining a proposed assignee or sublessee, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (w) the name of the proposed assignee or subtenant; (x) a fully executed assignment or sublease agreement; (y) the nature and character of the business and credit of the proposed assignee or subtenant; and (z) current financial statements, banking references and any other references and information reasonably requested by the Landlord. Landlord's consent to any such proposed assignment or subletting shall not be unreasonably withheld or delayed, provided, however, that Landlord may withhold consent thereto if in the exercise of its sole judgment it determines that:

Please Initial: Landlord: ________

Tenant: ________

Date: 07/...

(i) The financial condition and general reputation of the proposed assignee or subtenant are not reasonably acceptable to Landlord;

(ii) The proposed use of the Demised Premises is not appropriate for the Building or in keeping with the character of the existing tenancies or permitted by the Lease or with the dignity and character of the Building (but the foregoing shall not be deemed to enlarge the purposes for which the Demised Premises are permitted to be used as set forth in this Lease);

(iii) The nature of the occupancy of the proposed assignee or subtenant will cause an excessive density of employees or traffic or make excessive demands on the Building's services or facilities or in any other way will lessen the dignity or character of the Building;

(iv) The Tenant proposes to assign or sublet to one who, at the time, is a tenant or occupant of the Building, or a subsidiary, division or affiliate of any such tenant or occupant of the Building, or to one with whom Landlord or its agents are actively negotiating for space in the Building, or to one who, at the time, is a tenant or occupant of premises in any other building then owned or managed by Landlord or its affiliates; or

(v) The Tenant publicly advertises to assign or sublet all or a portion of the Demised Premises at a rental rate less than the higher of (a) the minimum rent and additional rent then payable under this Lease, or (b) the rental rate Landlord is then asking for other space in the Building.

C. Further, and as a condition of Landlord's consent to any assignment or subletting:

(i) Tenant at the time of requesting Landlord's consent shall not be in default under this Lease;

(ii) Each assignee of this Lease shall assume in writing all of the terms, covenants and conditions of this Lease on the part of Tenant hereunder to be performed and observed;

(iii) An original or duplicate original of the instrument of assignment and assumption or of the sublease agreement shall be delivered to Landlord within (5) days following the making thereof;

(iv) Any instrument of sublease shall specifically state that each sublease is subject to all of the terms, covenants and conditions of this Lease and any sublease shall end no later than one (1) day before the expiration date of this Lease;

(v) Landlord may bill and Tenant shall pay all charges estimated by Landlord to be due through the date of assignment (without relieving Tenant or its assignee of the obligation to pay any balance due when the actual charges are computed);

(vi) Tenant shall reimburse Landlord on demand for any reasonable costs, including attorneys' fees and disbursements, that may be incurred by Landlord in connection with said assignment or subletting;

(vii) Each assignee shall deposit with Landlord and each sublessee shall deposit with Landlord a sum equal to two months of the then current Minimum Rent as an additional security deposit under the Lease;

(viii) Any portion of the Demised Premises to be sublet shall have a configuration which does not adversely impact on the remainder of the Demised Premises and

has direct access to the public corridor on the floor; and

(ix) In the event that this Lease shall be terminated, then, at Landlord's option, sublessee shall attorn to Landlord pursuant to the then executory terms and conditions of this sublease, except that Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant or (3) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's fixed rent or any additional rent then due.

If Tenant shall duly comply with all of the foregoing then, as aforesaid, Landlord shall not unreasonably withhold its consent to such assignment or subletting.

Notwithstanding anything contained in this Article to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to assign this Lease or sublet the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of Seven Hundred Fifty ($750.00) Dollars representing Landlord's administrative costs in processing each of Tenant's requests.

D. It is agreed that if Landlord shall consent to such assignment or subletting, and Tenant thereupon assigns this Lease or sublets all or any portion of the Demised Premises, then and in that event Tenant shall pay to Landlord, as Additional Rent, (i) in the event of an assignment, the amount of all monies received by Tenant in excess of the Minimum Rent and additional rent payable by Tenant pursuant to this Lease for the corresponding period of such assignment; and (ii) in the event of a subletting, the amount, if any, by which the Minimum Rent and Additional Rent payable by the sublessee to Tenant shall exceed the Minimum Rent plus Additional Rent allocable to that part of the Demised Premises affected by such sublease, pursuant to the provisions of this Lease plus the amounts, if any, payable by such sublessee or assignee to Tenant pursuant to any side agreement as consideration (partial or otherwise) for Tenant entering into said transaction and/or including, without limitation, any proceeds derived from any sale of furniture, fixtures and equipment. Such Additional Rent payments shall be made monthly within five (5) days after receipt of the same by Tenant or within five (5) days after Tenant is credited with the same by the assignee or sublessee. At the time of submitting the proposed assignment or sublease to Landlord, Tenant shall certify to Landlord in writing whether or not the assignee or sublessee has agreed to pay any monies to Tenant in consideration of the making of the assignment or sublease other than as specified and set forth in such instruments, and if so Tenant shall certify the amounts and time of payment thereof in reasonable detail.

E. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected (which may be treated by Landlord as rent or as use and occupancy) to the Minimum Rent and Additional Rent herein reserved but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed an acceptance of the assignee, subtenant or occupant as a tenant, nor a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

F. Each permitted assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Minimum Rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease and any renewals and modifications hereof. No assignment shall be binding on Landlord unless, as hereinbefore provided, such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto. Any assignment, sublease or agreement permitting the use and

Please Initial: Landlord: ________

Tenant: ________

Date: 07/12/7

occupancy of the Demised Premises or any portion thereof, to which Landlord shall not have expressly consented in writing shall be deemed null and void and of no force or effect.

G. Tenant agrees that notwithstanding any subletting or assignment permitted by Landlord, no other or further assignment of this Lease or subletting of all or any part of the Demised Premises by Tenant or any person or entity claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article.

H. No acceptance of rent by Landlord from a third party shall constitute a consent to any assignment or subletting.

I. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting or assignment provided for herein and, without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant, assignee or anyone claiming by, through or under any subtenant or assignee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and shall remain fully and directly responsible and liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

J. In lieu of consenting to any subletting or assignment as detailed above, the Landlord shall have the option to cancel this Lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective on the effective date of such proposed subletting or assignment, with the same force and effect as if said cancellation date were the date originally set forth as the expiration date of the term of this Lease.

K. Any transfer, by operation of law or otherwise, of the interest of Tenant in this Lease (in whole or in part) shall be deemed an assignment of this Lease within the meaning of this Article. Notwithstanding anything to the contrary contained in this Lease, Tenant may, after prior written notice to Landlord, without obtaining Landlord's prior written consent and without complying with the provisions of sections C(vii) and J of this Article, but subject to all other provisions of this Article 77, assign or transfer its entire interest in this Lease (collectively, "Transfer") to a successor corporation of Tenant, which for the purposes of this Lease shall mean any corporation or other business entity which controls, is controlled by, or under common control with Tenant, provided, however, that Tenant shall have no such right to Transfer pursuant to this section unless: (i) Tenant shall be current in all monetary obligations and Tenant shall not be in default in the performance of any of its non-monetary obligations under the Lease beyond any applicable notice and cure period; (ii) Tenant demonstrates to the reasonable satisfaction of Landlord that such Transfer is for a legitimate business purpose and not principally for the purpose of transferring the leasehold estate created hereby; (iii) Tenant delivers proof reasonably satisfactory to Landlord that the transferee shall have, immediately after the Transfer a net worth equal to or greater than the original tenant as of the execution of this Lease and as of the effective date of such Transfer as shown in the transferee's financial statements prepared in accordance with generally accepted accounting principles (GAAP) by a certified public accountant; (iv) Tenant, in a writing reasonably satisfactory to Landlord, agrees to remain primarily liable, jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease; (v) the use of the Demised Premises after any Transfer remains the same as the use prior to the Transfer; (vi) information reasonably satisfactory to Landlord to establish eligibility under this Section is provided to Landlord; and (vii) Tenant delivers to Landlord a copy of each sublease or assignment.

L. Any guarantor of this Lease shall remain liable under such guarantor's Guaranty, notwithstanding any assignment of this Lease and, as a condition to any such assignment, such guarantor shall execute such documents as requested by Landlord to confirm

such continuing guaranty. Notwithstanding the preceding sentence, Landlord agrees to terminate any such Guaranty effective as of any permitted assignment provided, that, contemporaneously with such termination, Landlord shall receive a new Guaranty substantially similar to the Guaranty executed in connection with this Lease from a substitute guarantor that is acceptable to Landlord in Landlord's sole judgment.

M. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted without Landlord's prior approval and without Landlord having the right to terminate this Lease pursuant to Section J of this Article and without complying with Section C(vii) of this Article, but subject to all other provisions of this Article, to sublet or license no more than thirty (30%) percent of the Demised Premises in the aggregate, provided: (i) such sublessee or licensee shall use the space only for a purposes permitted under the Lease, (ii) the subleased or licensed space is not separately demised, (iii) said sublessee or licensee does not cause any excessive traffic or other adverse effects on the Building in Landlord's reasonable judgment; (iv) such subletting or license is subject and subordinate to this Lease; (v) such subletting or license shall be for a term not to exceed six (6) months and (vi) Tenant shall, ten (10) days prior to commencement of any sublease or license, provide Landlord with a statement certified by a principal of Tenant, stating that Tenant is in compliance with this Section.

78. SECURITY: Supplementing Article 32 of this Lease, Tenant shall, upon demand, deposit with Landlord the full amount of any security deposit used or applied by Landlord, in order that Landlord shall have the full Security on hand at all times during the term of this Lease. Notwithstanding anything contained herein to the contrary, at all times the Security shall be an amount equal to two (2) months of the then current Minimum Rent, and in the event of an increase in the Minimum Rent, Tenant shall be required to deposit additional Security to comply with such requirement. Any failure or refusal on the part of Tenant to timely make any such additional security deposit may be deemed by Landlord as a default under this Lease equivalent to the non-payment of rent. The parties agree that: (a) Landlord is currently holding a security deposit in the amount of $27,430.00 pursuant to the Former Lease (as defined in Article 41(a) above; (b) as of the Commencement Date of this Lease, any security then held by Landlord pursuant to the Former Lease shall be transferred and held as a portion of the security deposit under this Lease and (c) Tenant shall deposit an additional $61,684.66 as security upon the execution of this Lease so that Landlord shall be then holding $89,114.66 as the security deposit hereunder.

79. SIGNAGE: Tenant shall not, without the prior written consent of the Landlord, install nor continue the use of any signs on the windows of the Demised Premises or on the door or in the hallways on the floor on which the Demised Premises are located or elsewhere in the Building. Upon request for approval, Tenant shall submit to the Landlord a rendering of any new proposed sign. Tenant shall pay all costs and expenses relating to any permitted sign and shall, at its sole cost and expense, comply with all applicable laws, rules, regulations and ordinances regarding such signs. Tenant agrees to comply, at Tenant's sole cost and expense, with any signage programs instituted by Landlord in the Building.

80. EMERGENCY AND SECURITY PROCEDURES: Notwithstanding anything contained in this Lease to the contrary, Tenant agrees that it shall abide and shall cause its employees, independent contractors, agents, directors, officers, guests and invitees to abide by all reasonable rules, regulations and procedures required by Landlord with respect to the Building and the demised premises, including but not limited to, evacuation, fire safety, and security rules and procedures. Tenant hereby agrees to indemnify and hold the Landlord and its agents harmless from and against any and all losses arising from a breach of the foregoing provision. Should Tenant desire to implement its own fire safety or evacuation procedures above and beyond those required by Landlord, Tenant must first obtain Landlord's prior written consent in each instance and shall indemnify and hold the Landlord harmless from and against any losses arising from such procedures, unless any such loss is due to Landlord's sole negligence or willful misconduct. Notwithstanding anything to the contrary contained herein, throughout the term of this Lease, Tenant shall pay to Landlord, as Additional Rent, within twenty (20) days of demand therefor, Tenant's Share of the cost to provide a security guard in

the Building during hours other than 8:00 a.m. to 6:00 p.m., Monday through Friday (it being understood that Tenant shall not be responsible for any costs relating to a security guard in the Building during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday).

81. LANDLORD CANCELLATION:

(A) Landlord may elect to cancel the unexpired portion of this Lease for any reason whatsoever, including, but not limited to a sale, demolition, alteration or a change of use of the Building or the area of the Building in which the Demised Premises is located upon not less than twelve (12) months prior written notice to Tenant which may be given at any time during the term of this Lease. If this Lease is so canceled: (i) it shall cease and come to an end on the date set forth in said notice (the "Landlord Cancellation Date"), which date shall not be earlier than December 31, 2010, with the same force and effect as though that were the original date set forth in the Lease for the expiration of its term; (ii) Tenant shall vacate the Demised Premises and surrender possession thereof on or before the Landlord Cancellation Date in accordance with the provisions of this Lease as though the Landlord Cancellation Date was the original date set forth in the Lease for the expiration of its term; (iii) Tenant shall execute any documents reasonably required by Landlord in connection with such cancellation; (iv) Tenant shall remain liable to cure any default under and to fulfill any of the terms, covenants and conditions of the Lease existing on or accruing prior to the Landlord Cancellation Date, which liability shall survive such cancellation; (v) Tenant will receive the Cancellation Payment (as hereinafter defined in Section (C)(ii) of this Article) within five (5) days after vacating the Demised Premises provided Tenant has complied with the conditions of this Article 81; and (vi) Landlord and Tenant shall be relieved of all obligations under the Lease except for those accruing prior to the Landlord Cancellation Date, and except as otherwise provided in this Article.

(B) Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Demised Premises. Additionally, the parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession to Landlord of the Demised Premises, will be substantial, will greatly exceed the amount of rents payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord on or before the Landlord Cancellation Date specified in Landlord's aforedescribed notice, then, in addition to all other remedies available hereunder or at law or equity, Tenant will pay to Landlord, in addition to the payment of Minimum Rent pursuant to Article 41 of this Lease, the sum of Five Thousand ($5,000.00) Dollars per day or any portion thereof for each day or for each portion of any day beyond the Landlord Cancellation Date during which Tenant holds over in the Demised Premises. Further, Tenant acknowledges and agrees that Tenant shall forfeit the Cancellation Payment in the event that Tenant fails to vacate the Demised Premises on or before the Landlord Cancellation Date. The aforesaid obligations shall survive the expiration or sooner termination of the term of this Lease.

(C) As of the Commencement Date, the Cancellation Payment shall be $400,000.00, however, the Cancellation Payment shall be reduced by $6,060.60 for each month or portion thereof that has transpired from January, 2011 until the Cancellation Date, but in no event shall such sum be less than $200,000. The Cancellation Payment shall only be due in the event of a voluntary cancellation of this Lease by Landlord pursuant to the terms of this Article. It is understood and agreed that the Cancellation Payment shall not be due in the event that this Lease is terminated or canceled by Landlord because of Tenant's failure to perform pursuant to the terms of this Lease.

82. TENANT CANCELLATION:

Tenant shall have the right to cancel this Lease, but such cancellation right shall only be effective upon strict compliance with the following terms and conditions:

Please Initial: Landlord:

Tenant:

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1. Tenant shall give Landlord at least one (1) years' prior written notice of such election to cancel (the "Tenant Cancellation Notice"). Such notice shall contain the date upon which the cancellation will be effective (the "Tenant Cancellation Date"), which date must be after December 31, 2010 and occur on the last day of a calendar month, and shall be accompanied by an official bank check in the amount of $300,000.00 made payable to the order of Landlord, however, the amount shall be reduced by $4,545.45 for each month or portion thereof that has transpired from January, 2011 until the Tenant Cancellation Date, but in no event shall such sum be less than $200,000 (the "Tenant Cancellation Payment"). Time shall be deemed to be of the essence with respect to exercise of any election to cancel.

2. The aforesaid cancellation right is conditioned upon the Tenant's not being in default under any of the terms, covenants, and conditions of this Lease at the date of delivery by Tenant of its written election to cancel and on the Tenant Cancellation Date and delivery to Landlord of the Tenant Cancellation Payment. Notwithstanding any such cancellation by Tenant hereunder, Tenant shall remain liable to satisfy any obligation of Tenant under any of the terms, covenants, and conditions of this Lease which accrued up to the Tenant Cancellation Date and such obligations of Tenant shall survive any such cancellation.

3. Upon cancellation as aforesaid, Landlord shall be relieved of all obligations under the Lease except for those accruing prior to the Tenant Cancellation Date and Tenant shall be relieved of all obligations under the Lease on the later to occur of the Tenant Cancellation Date and the date Tenant vacates and surrenders possession of the Demised Premises.

4. On or prior to the Tenant Cancellation Date, Tenant shall vacate the Demised Premises and surrender possession thereof to Landlord in accordance with the provisions of this Lease, as if said Tenant Cancellation Date were the original expiration date hereof, and Tenant shall execute any documents reasonably required by Landlord in connection with said cancellation.

83. This Lease shall be construed and enforced in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals (or in the case of a corporation, have had their proper corporate officers execute this Lease and affix their corporate seals hereto) as of the date first above written.

LANDLORD:

BENITA HOLDINGS LLC

By: ______________________

TENANT:

MOVING IMAGES NY LLC

By: Greystone & Co. Holdings LLC,
Its Managing Member

By: ______________________

Please Initial: Landlord ______

Tenant ______

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